UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2025

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W 57th St, #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4042

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 23, 2025, DarioHealth Corp. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The final voting results of the 2025 Annual Meeting are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

Director Name	For	Against	Abstain	Broker Non-Votes
Hila Karah	28,687,834	1,976,055	146,572	9,581,556

Dennis Matheis	30,476,253	244,484	89,724	9,581,556

Dennis M. McGrath	28,747,032	1,996,907	66,522	9,581,556

Erez Raphael	30,576,584	167,352	66,526	9,581,555

Yoav Shaked	28,721,210	2,021,679	67,572	9,581,556

Lawrence Leisure	30,498,276	221,911	90,274	9,581,556

Adam K. Stern	30,377,233	290,508	142,720	9,581,556

Proposal No. 2 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain
40,147,602	146,189	98,226

Proposal No. 3 — Approve the Company’s Amended and Restated 2020 Equity Compensation Plan.

The stockholders voted to amend and restate the Company’s 2020 Equity Compensation Plan, to (i) provide that for each of the calendar years ending on December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029 and December 31, 2030, the number of shares available under the 2020 Equity Incentive Plan shall be increased by an additional number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a fully diluted basis on the immediately preceding December 31; and (ii) authorize the grant of restricted stock units as a permissible form of award under the 2020 Equity Incentive Plan. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain	Broker Non-Votes
27,495,788	3,282,935	31,738	9,581,556

Proposal No. 4 — Reverse Stock Split Proposal.

The stockholders voted to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of not less than two (2) to one (1) and not greater than twenty five (25) to one (1), to be implemented no later than September 15, 2025, as determined by the Board in its sole discretion. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain
38,540,911	1,734,131	116,874

Proposal No. 5 — Increase in Authorized Shares Proposal.

The stockholders voted to approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized Common Stock from one hundred sixty million (160,000,000) shares, $0.0001 par value per share, to four hundred million (400,000,000) shares, $0.0001 par value per share. The votes were as follows):

Common Stock and shares of preferred stock eligible to vote, on an as converted basis (voting together as a single class):

For	Against	Abstain
35,418,547	4,873,635	99,731

 Common Stock (voting separately as a class):

For	Against	Abstain
26,141,733	4,833,835	87,331

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2025	DARIOHEALTH CORP.

	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer, Treasurer and Secretary